Press Release

Mimi L. Carsley | Chief Financial Officer | mcarsley@jackhenry.com

FOR IMMEDIATE RELEASE
Jack Henry & Associates, Inc. Reports Second Quarter Fiscal 2023 Results
Fiscal year-to-date summary:
•     GAAP revenue increased 5% and GAAP operating income decreased 4% for the six months ended December 31, 2022, compared to the prior-year period.
•     Non-GAAP adjusted revenue increased 7% and non-GAAP adjusted operating income increased 3% for the six months ended December 31, 2022, compared to the prior-year period.1
▪     GAAP EPS was $2.56 per diluted share for the six months ended December 31, 2022, compared to $2.68 in the prior-year period.
▪     Cash at December 31, 2022, was $26 million and $29 million at December 31, 2021.
▪     Debt related to the revolving credit line was $275 million at December 31, 2022, and $240 million at December 31, 2021.
Second quarter summary:
•GAAP revenue increased 2% and GAAP operating income decreased 15% for the three months ended December 31, 2022, compared to the prior-year period.
•Non-GAAP adjusted revenue increased 6% and non-GAAP adjusted operating income increased 4% for the three months ended December 31, 2022, compared to the prior-year period.1
▪GAAP EPS was $1.10 per diluted share for the three months ended December 31, 2022, compared to $1.30 for the prior-year period.
Full-year fiscal 2023 guidance:2
▪GAAP revenue $2,048 million to $2,055 million
▪GAAP operating margin 22.8% to 22.9%
▪GAAP EPS $4.79 to $4.83
▪Non-GAAP revenue $2,021 million to $2,028 million3
▪Non-GAAP operating margin 22.8% to 22.9%3

Fiscal 2023 YTD Revenue		Fiscal 2023 YTD Operating Income		Fiscal 2023 YTD

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP Net Income	Non-GAAP EBITDA[4]
increased	increased	decreased	increased	decreased	increased
5%	7%	4%	3%	5%	2%

Second Quarter Revenue		Second Quarter Operating Income

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
increased	increased	decreased	increased
2%	6%	15%	4%

Monett, MO, February 7, 2023 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading financial technology provider, today announced results for the fiscal second quarter ended December 31, 2022.

According to David Foss, Board Chair and CEO, “We are very pleased to report an overall strong performance for the second quarter of our fiscal year. The sales organization continues to work a robust pipeline of financial institutions interested in our many best-of-breed capabilities and solutions. Much of that interest is being fueled by our outstanding digital banking offerings and the growing understanding of our differentiated technology modernization strategy. We are proud to be a well-rounded financial technology company that is committed to serving the needs of community and regional financial institutions in the United States and establishing a cloud-native ecosystem which, when applied to our digital, payments, lending, risk, and core platforms, helps our clients innovate faster, differentiate strategically, and compete successfully while serving the evolving needs of their accountholders."

1 See tables below reconciling non-GAAP financial measures to GAAP.
2 The guidance assumes no additional acquisitions are made during the year.
3 See tables below reconciling fiscal year 2023 GAAP to non-GAAP guidance.
4 See tables below on page 12 reconciling Net Income to non-GAAP EBITDA.

1

Operating Results

Revenue, operating expenses, operating income, and net income for the three and six months ended December 31, 2022, compared to the three and six months ended December 31, 2021, were as follows (all dollar amounts in this section are in thousands, except for per share amounts):

Revenue (Unaudited)
(In Thousands)	Three Months Ended December 31,		% Change	Six Months Ended December 31,		% Change
	2022	2021		2022	2021
Revenue
Services and Support	$290,700	$296,211	(2)%	$610,849	$593,704	3%
Percentage of Total Revenue	58%	60%		59%	60%
Processing	214,614	197,685	9%	423,667	388,248	9%
Percentage of Total Revenue	42%	40%		41%	40%
REVENUE	$505,314	$493,896	2%	$1,034,516	$981,952	5%
•Services and support revenue decreased for the three months ended December 31, 2022, primarily driven by a decrease of 64% in deconversion fees, partially offset by growth in data processing and hosting fees of 12%. Processing revenue increased for the three months ended December 31, 2022, primarily driven by growth in card processing revenue of 7%. Other drivers were increases in payment processing, Jack Henry digital, and other processing fee revenues.
•Services and support revenue increased for the six months ended December 31, 2022, primarily driven by growth in data processing and hosting fees of 12%. Other drivers were increases in software usage fee revenues, partially offset by a decrease in deconversion fees. Processing revenue increased for the six months ended December 31, 2022, primarily driven by growth in card processing revenue of 8%. Other drivers were increases in Jack Henry digital and payment processing revenues.
•For the three months ended December 31, 2022, core segment revenue remained consistent, payments segment revenue increased 3%, complementary segment revenue increased 4%, and corporate and other segment revenue decreased 5%. Non-GAAP adjusted core segment revenue increased 6%, non-GAAP adjusted payments segment revenue increased 6%, non-GAAP adjusted complementary segment revenue increased 8%, and non-GAAP adjusted corporate and other segment revenue decreased 4% (see revenue lines of segment break-out tables on page 5 below).
•For the six months ended December 31, 2022, core segment revenue increased 3%, payments segment revenue increased 6%, complementary segment revenue increased 6%, and corporate and other segment revenue increased 20%. Non-GAAP adjusted core segment revenue increased 6%, non-GAAP adjusted payments segment revenue increased 6%, non-GAAP adjusted complementary segment revenue increased 8%, and non-GAAP adjusted corporate and other segment revenue increased 21% (see revenue lines of segment break-out tables on page 5 below).

2

Operating Expenses and Operating Income

(Unaudited, In Thousands)	Three Months Ended December 31,		% Change	Six Months Ended December 31,		% Change
	2022	2021		2022	2021
Cost of Revenue	$304,589	$282,825	8%	$602,849	$559,460	8%
Percentage of Total Revenue[5]	60%	57%		58%	57%
Research and Development	36,561	29,916	22%	69,554	56,670	23%
Percentage of Total Revenue[5]	7%	6%		7%	6%
Selling, General, and Administrative	56,788	55,493	2%	114,013	106,565	7%
Percentage of Total Revenue[5]	11%	11%		11%	11%
OPERATING EXPENSES	397,938	368,234	8%	786,416	722,695	9%

OPERATING INCOME	$107,376	$125,662	(15)%	$248,100	$259,257	(4%)
Operating Margin[5]	21%	25%		24%	26%
•Cost of revenue increased for the three months ended December 31, 2022, primarily due to higher personnel costs, higher direct costs in line with related increases in revenue, and increased amortization of intangibles. Cost of revenue increased for the six months ended December 31, 2022, primarily due to higher direct costs in line with related increases in revenue, higher personnel costs, and increased amortization of intangibles.
•Research and development expense increased for the three and six, months ended December 31, 2022, primarily due to higher personnel costs (net of capitalized personnel costs) and higher internal licenses and fees.
•Selling, general, and administrative expense increased for the three months ended December 31, 2022, primarily due to higher personnel costs, partially offset by the increase in gain on sale of assets. Selling, general, and administrative expense increased for the six months ended December 31, 2022, primarily due to higher personnel costs, increased travel expenses, and higher consulting and other professional services,, partially offset by the increase in gain on sale of assets.

Net Income

(Unaudited, In Thousands, Except Per Share Data)	Three Months Ended December 31,		% Change	Six Months Ended December 31,		% Change
	2022	2021		2022	2021
Income Before Income Taxes	$105,210	$125,221	(16)%	$244,510	$258,574	(5)%
Provision for Income Taxes	24,435	29,551	(17)%	57,186	60,791	(6)%
NET INCOME	$80,775	$95,670	(16)%	$187,324	$197,783	(5%)
Diluted earnings per share	$1.10	$1.30	(15)%	$2.56	$2.68	(4%)
•Effective tax rates for the three months ended December 31, 2022, and 2021 were 23.2% and 23.6%, respectively. Effective tax rates for the six months ended December 31, 2022, and 2021 were 23.4% and 23.5%, respectively.

5 Operating margin is calculated by dividing operating income by revenue. Operating margin plus operating expense components as a percentage of total revenue may not equal 100% due to rounding.

3

According to Mimi Carsley, CFO and Treasurer, “For the second quarter of the fiscal year, private and public cloud, card processing, transaction and digital and remittance all contributed to revenue growth. As expected, based on the lack of consolidation among financial institutions, deconversion revenues were down considerably in the second fiscal quarter and are expected to be minimal the remainder of the fiscal year. As a result, our GAAP revenue increased 2%, but was up solidly 6% for the quarter on a non-GAAP basis. The decrease in deconversion revenues put downward pressure on GAAP operating income, which decreased 15%; however, non-GAAP operating income increased 4% thanks to the entire Jack Henry team’s disciplined focus on cost management.”

Impact of Non-GAAP Adjustments
The table below shows our revenue and operating income (in thousands) for the three and six months ended December 31, 2022, compared to the three and six months ended December 31, 2021, excluding the impacts of deconversion fees, acquisitions, and gain/loss.

(Unaudited, In Thousands)	Three Months Ended December 31,		% Change	Six Months Ended December 31,		% Change
	2022	2021		2022	2021

Revenue (GAAP)	$505,314	$493,896	2%	$1,034,516	$981,952	5%

Adjustments:
Deconversion fee revenue	(6,380)	(26,903)		(10,899)	(30,627)
Revenue from acquisition	(2,578)	—		(3,316)	—

NON-GAAP ADJUSTED REVENUE	$496,356	$466,993	6%	$1,020,301	$951,325	7%

Operating Income (GAAP)	$107,376	$125,662	(15)%	$248,100	$259,257	(4%)

Adjustments:
Operating income from deconversion fees	(5,463)	(24,356)		(9,329)	(27,540)
Operating loss from acquisition	4,329	—		6,126	—
Gain on disposal of assets, net	(1,207)	—		(7,384)	—

NON-GAAP ADJUSTED OPERATING INCOME	$105,035	$101,306	4%	$237,513	$231,717	3%

4

The tables below show the segment break-out of revenue and cost of revenue for each period presented, as adjusted for the items above, and include a reconciliation to non-GAAP adjusted operating income presented above.

	Three Months Ended December 31, 2022
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
REVENUE	$155,390	$191,487	$142,295	$16,142	$505,314
Non-GAAP adjustments*	(2,115)	(3,914)	(2,914)	(15)	(8,958)
NON-GAAP ADJUSTED REVENUE	153,275	187,573	139,381	16,127	496,356

COST OF REVENUE	68,324	108,071	59,270	68,924	304,589
Non-GAAP adjustments**	(277)	(5,898)	(174)	(67)	(6,416)
NON-GAAP ADJUSTED COST OF REVENUE	68,047	102,173	59,096	68,857	298,173

NON-GAAP ADJUSTED SEGMENT INCOME	$85,228	$85,400	$80,285	$(52,730)

Research and Development					36,561
Selling, General, and Administrative					56,788
Non-GAAP adjustments unassigned to a segment***					(201)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					391,321

NON-GAAP ADJUSTED OPERATING INCOME					$105,035
*See page 4 for breakdown of revenue non-GAAP adjustments.
**Cost of revenue non-GAAP adjustments for the Core segment were $277 related to deconversion fees, for the Payments segment were $95 related to deconversion fees and $5,803 related to the acquisition, for the Complementary segment were $174 related to deconversion fees, and for the Corporate and Other segment were $9 related to deconversion fees and $58 related to the acquisition.
***Non-GAAP adjustments unassigned to a segment were $362 related to deconversion fees, $1,046 related to the acquisition, and $1,207 related to a gain on sale of assets.

	Three Months Ended December 31, 2021
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
REVENUE (GAAP)	$154,878	$185,505	$136,540	$16,973	$493,896
Non-GAAP adjustments*	(10,853)	(7,933)	(7,917)	(200)	(26,903)
NON-GAAP ADJUSTED REVENUE	144,025	177,572	128,623	16,773	466,993

COST OF REVENUE	64,554	96,966	55,982	65,323	282,825
Non-GAAP adjustments**	(617)	(244)	(420)	(320)	(1,601)
NON-GAAP ADJUSTED COST OF REVENUE	63,937	96,722	55,562	65,003	281,224

NON-GAAP ADJUSTED SEGMENT INCOME	$80,088	$80,850	$73,061	$(48,230)

Research and Development					29,916
Selling, General, and Administrative					55,493
Non-GAAP adjustments unassigned to a segment***					(946)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					365,687

NON-GAAP ADJUSTED OPERATING INCOME					$101,306
*See page 4 for breakdown of revenue non-GAAP adjustments.
**Cost of revenue non-GAAP adjustments were all related to deconversion fees.
*** Non-GAAP adjustments unassigned to a segment were all related to deconversion fees.

5

	Six Months Ended December 31, 2022
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
Revenue	$330,514	$378,026	$290,647	$35,329	$1,034,516
Non-GAAP adjustments*	(3,933)	(6,087)	(4,149)	(46)	(14,215)
Non-GAAP Adjusted Revenue	326,581	371,939	286,498	35,283	1,020,301

Cost of Revenue	140,564	209,226	117,708	135,351	602,849
Non-GAAP adjustments**	(418)	(7,501)	(372)	(74)	(8,365)
Non-GAAP Adjusted Cost of Revenue	140,146	201,725	117,336	135,277	594,484

Non-GAAP Adjusted Segment Income	$186,435	$170,214	$169,162	$(99,994)

Research and Development					69,554
Selling, General, and Administrative					114,013
Non-GAAP adjustments unassigned to a segment***					4,737
Non-GAAP Total Adjusted Operating Expenses					782,788

Non-GAAP Adjusted Operating Income					$237,513
*See page 4 for breakdown of revenue non-GAAP adjustments.
**Cost of revenue non-GAAP adjustments for the Core segment were $418 related to deconversion fees, for the Payments segment were $160 related to deconversion fees and $7,341 related to the acquisition, for the Complementary segment were $372 related to deconversion fees, and for the Corporate and Other segment were $16 related to deconversion fees and $58 related to the acquisition.
***Non-GAAP adjustments unassigned to a segment were $604 related to deconversion fees, $2,042 related to the acquisition, and $7,383 related to a gain on sale of assets.

	Six Months Ended December 31, 2021
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
Revenue	$320,163	$358,096	$274,318	$29,375	$981,952
Non-GAAP adjustments*	(13,021)	(8,381)	(9,014)	(211)	(30,627)
Non-GAAP Adjusted Revenue	307,142	349,715	265,304	29,164	951,325

Cost of Revenue	131,456	191,549	110,399	126,056	559,460
Non-GAAP adjustments**	(755)	(289)	(573)	(321)	(1,938)
Non-GAAP Adjusted Cost of Revenue	130,701	191,260	109,826	125,735	557,522

Non- GAAP Adjusted Segment Income	$176,441	$158,455	$155,478	$(96,571)

Research and Development					56,670
Selling, General, and Administrative					106,565
Non-GAAP adjustments unassigned to a segment***					(1,149)
Non-GAAP Total Adjusted Operating Expenses					719,608

Non-GAAP Adjusted Operating Income					$231,717
*See page 4 for breakdown of revenue non-GAAP adjustments.
**Cost of revenue non-GAAP adjustments were all related to deconversion fees.
*** Non-GAAP adjustments unassigned to a segment were all related to deconversion fees.

6

The table below shows our GAAP to non-GAAP guidance for fiscal 2023.. Non-GAAP guidance excludes the impacts of deconversion fee and acquisition revenue and operating expenses and assumes no further acquisitions are made during the fiscal year.

GAAP to Non-GAAP GUIDANCE (In Millions, except per share data)	Annual FY23
	Low	High
REVENUE (GAAP)	$2,048	$2,055
Growth	5.4%	5.8%
Deconversion fees	$15	$15
Acquisition	12	12
NON-GAAP ADJUSTED REVENUE	$2,021	$2,028
Non-GAAP Adjusted Growth	7.0%	7.3%

OPERATING EXPENSES (GAAP)	$1,582	$1,585
Growth	7.7%	7.9%
Deconversion costs	$5	$5
Acquisition costs	23	23
Gain on disposal of assets, net	(7)	(7)
NON-GAAP ADJUSTED OPERATING EXPENSES	$1,561	$1,564
Non-GAAP Adjusted Growth	6.8%	7.0%

OPERATING INCOME (GAAP)	$466	$470
Growth	(1.6)%	(0.7)%

OPERATING INCOME MARGIN (GAAP)	22.8%	22.9%

NON-GAAP ADJUSTED OPERATING INCOME	$460	$464
Non-GAAP Adjusted Growth	7.6%	8.6%

NON-GAAP ADJUSTED OPERATING INCOME MARGIN	22.8%	22.9%

EPS (GAAP)	$4.79	$4.83
Growth	(3.0)%	(2.2)%

7

Balance Sheet and Cash Flow Review

•At December 31, 2022, cash and cash equivalents decreased to $26 million from $29 million at December 31, 2021.
•Trade receivables totaled $246 million at December 31, 2022, compared to $236 million at December 31, 2021.
•The Company had $275 million of borrowings at December 31, 2022, and $240 million at December 31, 2021.
•Total deferred revenue increased to $285 million at December 31, 2022, compared to $276 million a year ago.
•Stockholders' equity increased to $1,511 million at December 31, 2022, compared to $1,272 million a year ago.
*See table below for Net Cash Provided by Operating Activities and on page 12 for Return on Average Shareholders’ Equity. Tables reconciling the non-GAAP measures Free Cash Flow and return on invested capital (ROIC) to GAAP measures are also on page 12. See the Use of Non-GAAP Financial Information section below for the definition of Free Cash Flow and ROIC.

The following table summarizes net cash from operating activities:

(Unaudited, In Thousands)	Six Months Ended December 31,
	2022	2021
Net income	$187,324	$197,783
Depreciation	24,766	25,843
Amortization	68,946	62,610
Change in deferred income taxes	(27,611)	11,573
Other non-cash expenses	7,304	13,267
Change in receivables	102,672	70,468
Change in deferred revenue	(125,433)	(119,822)
Change in other assets and liabilities	(47,257)	(64,371)
NET CASH PROVIDED BY OPERATING ACTIVITIES	$190,711	$197,351

8

The following table summarizes net cash from investing activities:

(Unaudited, In Thousands)	Six Months Ended December 31,
	2022	2021
Payment for acquisitions, net of cash acquired*	$(229,628)	$—
Capital expenditures	(17,376)	(22,373)
Proceeds from dispositions	27,885	38
Purchased software	(1,027)	(7,364)
Computer software developed	(81,046)	(71,353)
NET CASH FROM INVESTING ACTIVITIES	$(301,192)	$(101,052)
*During first quarter fiscal 2023, the Company completed its previously announced acquisition of Payrailz.

The following table summarizes net cash from financing activities:

(Unaudited, In Thousands)	Six Months Ended December 31,
	2022	2021
Borrowings on credit facilities*	$365,000	$220,000
Repayments on credit facilities and financing leases	(205,042)	(80,065)
Purchase of treasury stock	—	(193,917)
Dividends paid	(71,454)	(67,696)
Net cash from issuance of stock and tax related to stock-based compensation	(1,047)	3,507
NET CASH FROM FINANCING ACTIVITIES	$87,457	$(118,171)
*The Company's acquisition of Payrailz during first quarter fiscal 2023 was primarily funded by new borrowings under the Company's revolving credit facility..

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP include the standards, conventions, and rules accountants follow in recording and summarizing transactions in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures, including adjusted revenue, adjusted operating income, adjusted segment income, adjusted cost of revenue, adjusted operating expenses, non-GAAP earnings before interest, taxes, depreciation, and amortization (non-GAAP EBITDA), free cash flow, and return on invested capital (ROIC).
We believe non-GAAP financial measures help investors better understand the underlying fundamentals and true operations of our business. Adjusted revenue, adjusted operating income, adjusted operating income margin, adjusted segment income, adjusted cost of revenue, and adjusted operating expenses, eliminate one-time deconversion fees and associated costs, the effects of acquisitions and divestitures, and gain/loss on the disposal of assets, all of which management believes are not indicative of the Company's operating performance. Such adjustments give investors further insight into our performance. Non-GAAP EBITDA is defined as net income attributable to the Company before the effect of interest expense, taxes, depreciation, and amortization, adjusted for net income before the effect of interest expense, taxes, depreciation, and amortization attributable to eliminated one-time deconversion fees, acquisitions and divestitures, and gain/loss on the disposal of assets. Free cash flow is defined as net cash from operating activities, less capitalized expenditures, internal use software, and capitalized software, plus proceeds from the sale of assets. ROIC is defined as net income divided by average invested capital, which is the average of beginning and ending long-term debt and stockholders’ equity for a given period. Management believes that non-GAAP EBITDA is an important measure of the Company’s overall operating performance and excludes certain costs and other transactions that management deems one time or non-operational in nature; free cash flow is useful to measure the funds generated in a given period that are available for

9

debt service requirements and strategic capital decisions; and ROIC is a measure of the Company’s allocation efficiency and effectiveness of its invested capital. For these reasons, management also uses these non-GAAP financial measures in its assessment and management of the Company's performance.
Non-GAAP financial measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. Non-GAAP financial measures have no standardized meaning prescribed by GAAP and therefore, are unlikely to be comparable with calculations of similar measures for other companies.
Any non-GAAP financial measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Reconciliations of the non-GAAP financial measures to related GAAP measures are included.

About Jack Henry & Associates, Inc.®	Quarterly Conference Call
Jack HenryTM (Nasdaq: JKHY) is a well-rounded financial technology company that strengthens connections between financial institutions and the people and businesses they serve. We are an S&P 500 company that prioritizes openness, collaboration, and user centricity — offering banks and credit unions a vibrant ecosystem of internally developed modern capabilities as well as the ability to integrate with leading fintechs. For more than 45 years, Jack Henry has provided technology solutions to enable clients to innovate faster, strategically differentiate, and successfully compete while serving the evolving needs of their accountholders. We empower approximately 7,800 clients with people-inspired innovation, personal service, and insight-driven solutions that help reduce the barriers to financial health. Additional information is available at www.jackhenry.com.

The Company will hold a conference call on February 8, 2023; at 7:45 a.m. Central Time and investors are invited to listen at www.jackhenry.com. A webcast replay will be available approximately one hour after the event at ir.jackhenry.com/events-and-presentations and will remain available for one year.

Statements made in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, those discussed in the Company's Securities and Exchange Commission filings, including the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading Risk Factors. Any forward-looking statement made in this news release speaks only as of the date of the news release, and the Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether because of new information, future events or otherwise.
MEDIA CONTACT
Mark Folk
Corporate Communications
Jack Henry & Associates, Inc.
704-890-5323
MFolk@jackhenry.com

ANALYST CONTACT
Vance Sherard, CFA
Investor Relations
Jack Henry & Associates, Inc.
417-235-6652
VSherard@jackhenry.com

10

Condensed Consolidated Statements of Income (Unaudited)
(In Thousands, except per share data)	Three Months Ended December 31,		% Change	Six Months Ended December 31,		% Change
	2022	2021		2022	2021

REVENUE	$505,314	$493,896	2%	$1,034,516	$981,952	5%

Cost of Revenue	304,589	282,825	8%	602,849	559,460	8%
Research and Development	36,561	29,916	22%	69,554	56,670	23%
Selling, General, and Administrative	56,788	55,493	2%	114,013	106,565	7%
EXPENSES	397,938	368,234	8%	786,416	722,695	9%

OPERATING INCOME	107,376	125,662	(15)%	248,100	259,257	(4)%

Interest income	1,240	6	20,567%	1,392	13	10,608%
Interest expense	(3,406)	(447)	662%	(4,982)	(696)	616%
Interest Income (Expense), net	(2,166)	(441)	391%	(3,590)	(683)	426%

INCOME BEFORE INCOME TAXES	105,210	125,221	(16)%	244,510	258,574	(5)%

Provision for Income Taxes	24,435	29,551	(17)%	57,186	60,791	(6)%

NET INCOME	$80,775	$95,670	(16)%	$187,324	$197,783	(5)%

Diluted net income per share	$1.10	$1.30		$2.56	$2.68
Diluted weighted average shares outstanding	73,144	73,697		73,141	73,920

Consolidated Balance Sheet Highlights (Unaudited)
(In Thousands)				December 31,		% Change
				2022	2021
Cash and cash equivalents				$25,763	$29,120	(12)%
Receivables				246,378	236,096	4%
Total assets				2,578,277	2,280,802	13%

Accounts payable and accrued expenses				$192,774	$164,518	17%
Current and long-term debt				275,021	240,129	15%
Deferred revenue				284,843	275,778	3%
Stockholders' equity				1,510,990	1,271,996	19%

11

Calculation of Non-GAAP Earnings Before Income Taxes, Depreciation and Amortization (Non-GAAP EBITDA)
	Three Months Ended December 31,		% Change	Six Months Ended December 31,		% Change
(in thousands)	2022	2021		2022	2021
Net income	$80,775	$95,670		$187,324	$197,784
Interest, net	2,166	441		3,590	682
Taxes	24,436	29,551		57,186	60,791
Depreciation and amortization	48,102	44,280		93,712	88,453
Less: Net income before interest expense, taxes, depreciation and amortization attributable to eliminated one-time deconversions, acquisitions, and gain on disposal of assets, net.*	(5,683)	(24,356)		(14,530)	(27,540)
NON-GAAP EBITDA	$149,796	$145,586	3%	$327,282	$320,170	2%
*The fiscal second quarter adjustments for net income before interest expense, taxes, depreciation and amortization for deconversions, acquisitions, and gain on disposal of assets, net, were $5,463, $(988), and $1,207, respectively, and the prior fiscal year second quarter adjustment was for deconversions only. The fiscal year-to-date adjustments for net income before interest expense, taxes, depreciation and amortization for deconversions, acquisitions, and gain on disposal of assets, net, were $9,329, $(2,183), and $7,384, respectively, and the prior fiscal year-to-date adjustment was for deconversions only.

Calculation of Free Cash Flow (Non-GAAP)				Six Months Ended December 31,
(in thousands)				2022	2021
Net cash from operating activities				$190,711	$197,351
Capitalized expenditures				(17,376)	(22,373)
Internal use software				(1,027)	(7,364)
Proceeds from sale of assets				27,885	38
Capitalized software				(81,046)	(71,353)
FREE CASH FLOW				$119,147	$96,299

Calculation of the Return on Average Shareholders’ Equity				December 31,
( in thousands)				2022	2021
Net income (trailing four quarters)				$352,457	$346,055
Average stockholder's equity (period beginning and ending balances)				1,391,493	1,408,588
RETURN ON AVERAGE SHAREHOLDERS’ EQUITY				25.3%	24.6%

Calculation of Return on Invested Capital (ROIC) (Non-GAAP)				December 31,
(in thousands)				2022	2021
Net income (trailing four quarters)				$352,457	$346,055

Average stockholder's equity (period beginning and ending balances)				1,391,493	1,408,588
Average current maturities of long-term debt (period beginning and ending balances)				62	110
Average long-term debt (period beginning and ending balances)				257,513	120,088
Average invested capital				$1,649,068	$1,528,786

ROIC				21.4%	22.6%

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